EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-119273, 333-135558, and 333-135555 of our report dated February 26, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Shared-Based Payment” and Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”) relating to the financial statements and financial statement schedule of Bucyrus International, Inc., and report dated February 26, 2007 relating to management’s report on the effectiveness of internal control over financial reporting appearing in and incorporated by reference in this Annual Report on Form 10-K of Bucyrus International, Inc. for the year ended December 31, 2006.

Milwaukee, Wisconsin
February 26, 2007